Exhibit 99.1

Investor Contact:	Mark Haden
Bunge Limited
914-684-3398
mark.haden@bunge.com

Media Contact:	Susan Burns
Bunge Limited
914-684-3246
susan.burns@bunge.com

Bunge Announces Pricing and Expiration of Tender Offer for 8.50% Senior Notes Due 2019

WHITE PLAINS, NY – September 10, 2018 – Bunge Limited (NYSE: BG) announced today the pricing of the previously announced cash tender offer by Bunge Limited Finance Corp., its wholly owned finance subsidiary (the “Company”), for any and all of its 8.50% senior notes due 2019 (the “2019 Notes”), which expired at 5:00 p.m., New York City time, on September 10, 2018 (the “Expiration Time”).

Notes	CUSIP No. / ISIN No.	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Total Consideration(1)(2)
8.50% Senior Notes due 2019	120568AT7 US120568AT72	$600,000,000	0.875% UST due June 15, 2019	FIT3	+50 bps	$1,041.55
(1) Per $1,000 principal amount.
(2) Total Consideration (as defined below) calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on September 10, 2018.

The “Total Consideration” listed in the table above for each $1,000 principal amount of 2019 Notes validly tendered and accepted for purchase pursuant to the tender offer was determined at 2:00 p.m., New York City time, on September 10, 2018. Holders will also receive accrued and unpaid interest on 2019 Notes validly tendered and accepted for purchase from the June 15, 2018 interest payment date up to, but not including, the date on which the Company makes payment for such 2019 Notes (the “Settlement Date”).

Based on information provided by D.F. King & Co., Inc. (“DF King”), the depositary and information agent for the Tender Offer, as of the Expiration Time, $283,499,000 aggregate principal amount of the 2019 Notes (47.25%) were validly tendered. No 2019 Notes were tendered pursuant to guaranteed delivery procedures.  The Company expects to accept for payment all 2019 Notes validly tendered and not validly withdrawn in the tender offer and expects to make payment for the 2019 Notes on September 11, 2018. Pursuant to the terms of the tender offer, the 2019 Notes not tendered in the tender offer will remain outstanding.

On or about September 11, 2018, the Company expects to deliver a redemption notice for all of its 2019 Notes that remain outstanding following settlement of the tender offer pursuant to the terms of the indenture governing the 2019 Notes.

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. This announcement shall not constitute a notice of redemption under the indenture governing the 2019 Notes.

The Company has engaged SMBC Nikko Securities America, Inc. to act as dealer manager and HSBC Securities (USA) Inc. to act as co-dealer manager in connection with the tender offer, and has appointed DF King to serve as the depositary and information agent for the tender offer. Copies of the Offer Documents are available via the tender offer website at www.dfking.com/bunge or by contacting DF King in New York via email at bunge@dfking.com or via telephone at (212) 269-5550 (banks and brokers) or (888) 626-0988 (all others).  Questions regarding the terms of the cash tender offer should be directed to SMBC Nikko Securities America, Inc. at (212) 224-5328 (collect) or (888) 284-9760 (toll-free).

Website Information
We routinely post important information for investors on our website, www.bunge.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Bunge Limited
Bunge Limited (www.bunge.com, NYSE: BG) is a leading global agribusiness and food company operating in over 40 countries with approximately 32,000 employees. Bunge buys, sells, stores and transports oilseeds and grains to serve customers worldwide; processes oilseeds to make protein meal for animal feed and edible oil products for commercial customers and consumers; produces sugar and ethanol from sugarcane; mills wheat, corn and rice to make ingredients used by food companies; and sells fertilizer in South America. Founded in 1818, the company is headquartered in White Plains, New York.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities, including statements with respect to the completion, timing and anticipated use of proceeds of the offering.  We have tried to identify these forward looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions.  These forward looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements, including those risk factors described in or incorporated by reference in the prospectus supplement for the offering.  The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business; fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; operational risks, including industrial accidents and natural disasters; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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